UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2013

EnergySolutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33830	51-0653027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

(801) 649-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 7.01   Regulation FD Disclosure.

As previously announced, on January 7, 2013, EnergySolutions, Inc. (“EnergySolutions”, the “Company”, “we”, “us”, or “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among EnergySolutions, Rockwell Holdco, Inc., a Delaware corporation (“Parent”), and Rockwell Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) relating to the acquisition of EnergySolutions by Parent (the “Merger”). Parent and Merger Sub are affiliates of Energy Capital Partners II, LP (“Energy Capital Partners”). On April 5, 2013, EnergySolutions, Parent and Merger Sub entered into the First Amendment to the Merger Agreement.

In January of 2013, EnergySolutions notified the U.S. Nuclear Regulatory Commission (the “NRC”) about the Merger and requested the NRC’s consent to the proposed indirect transfer of control of the Company’s NRC radioactive material licenses and permits pursuant to the Merger. On May 9, 2013, the NRC consented to the indirect transfer of control of the Company’s NRC licenses and permits pursuant to the Merger.

The Company has now received the required regulatory approvals related to the Merger from the states of Ohio, South Carolina, Tennessee and Utah and from the NRC. No further regulatory approvals related to the Merger are required.

The obligation of Parent and Merger Sub to consummate the Merger remains subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) the absence of any law or order preventing the consummation of the Merger, (ii) subject to certain exceptions, the accuracy of the Company’s representations and warranties, (iii) the Company’s compliance in all material respects with its obligations under the Merger Agreement, and (iv) the absence of a material adverse effect on the Company.

The obligation of the Company to consummate the Merger remains subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) the absence of any law or order preventing the consummation of the Merger (ii) that Parent’s and Merger Sub’s representations and warranties are accurate subject to certain exceptions and (iii) that Parent and Merger Sub have complied in all material respects with their obligations under the Merger Agreement.

The Company expects to consummate the Merger on or about May 24, 2013, after which time the Company’s common stock will be delisted from the New York Stock Exchange.

The information in this Item 7.01 is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by EnergySolutions or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 8.01 Other Events.

The Company issued a press release on May 9, 2013 announcing its receipt of the NRC’s consent to the indirect transfer of control of the Company’s NRC licenses and permits pursuant to the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated May 9, 2013

Forward-Looking Statements

This communication, and all statements made regarding the subject matter of this communication, contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on the current expectations and beliefs of EnergySolutions and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the Merger Agreement may be terminated in circumstances that require EnergySolutions to pay Energy Capital Partners Management II, LP or its designee a termination fee of up to $13,600,000, including the inability to complete the Merger due to the failure to satisfy certain conditions for completion of the Merger; (iii) risks related to the diversion of management’s attention from EnergySolutions’ ongoing business operations; (iv) risks regarding the failure of Energy Capital Partners to obtain the necessary financing to complete the Merger; (v) the effect of the announcement of the acquisition on EnergySolutions’ business relationships (including, without limitation, partners and customers), operating results and business generally as well as the potential difficulties in employee retention as a result of the Merger; (vi) risks related to obtaining the requisite consents to the acquisition; (vii) risks related to the outcome of any legal proceedings that have been, or will be, instituted against EnergySolutions related to the Merger Agreement; and (viii) risks related to the effects of local and national economic, credit and capital market conditions on the economy in general. Additional risk factors that may affect future results are contained in EnergySolutions’ filings with the SEC, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by EnergySolutions. EnergySolutions and Energy Capital Partners expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGYSOLUTIONS, INC.

	By:	/s/ Russ Workman
	Name:	Russ Workman
	Title:	General Counsel

Date: May 9, 2013